AMENDMENT
                                   TO THE
                    AGREEMENT AND DECLARATION OF TRUST
                                     OF
                   LIBERTY-STEIN ROE FUNDS INCOME TRUST


     WHEREAS, Article First of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated July 28, 2000, as amended, of Liberty-Stein Roe Funds Income Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

     WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Funds Income Trust, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VIII" and have authorized the following amendment to said Declaration of Trust:

     Article First is hereby  amended to read in its  entirety  as follows:

          Section 1. This Trust shall be known as "Columbia Funds Trust VIII" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

          The foregoing Amendment shall become effective as of October 13, 2003.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.



----------------------------------    ------------------------------------------
Douglas A. Hacker                     John J. Neuhauser
----------------------------------    ------------------------------------------
Janet Langford Kelly                  Joseph R. Palombo
----------------------------------    ------------------------------------------
Richard W. Lowry                      Thomas E. Stitzel
----------------------------------    ------------------------------------------
William E. Mayer                      Thomas C. Theobald
----------------------------------    ------------------------------------------
Charles R. Nelson                     Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then personally appeared the above-named
Trustees and executed an Amendment to the Amended and Restated
Agreement and Declaration of Trust of Liberty-Stein Roe Funds
Income Trust as their free act and deed, before me, this September 15, 2003.



Erika L. Nager

Notary Public


My Commission Expires:  6/14/2007